UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 7, 2009 (December 31, 2008)

THE PROGRESSIVE CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-9518	34-0963169
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Wilson Mills Road, Mayfield Village, Ohio 44143

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 440-461-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 31, 2008, The Progressive Corporation (the “Company”) entered into a 364-Day Secured Liquidity Credit Facility Agreement (the “Credit Agreement”) with National City Bank (“NCB”) in the principal amount of $125 million (which amount may be increased at the Company’s request, but subject to NCB’s discretion, up to a maximum aggregate principal amount of $150 million) (the “Line of Credit”). The Line of Credit has been established to provide the Company with access to funds in the event of a disruption in the Company’s normal cash management or treasury operations, or in any of the systems or facilities that support such operations, including a disruption in the country’s or the world’s financial markets.

Subject to the terms and conditions of the Credit Agreement, the Company may borrow funds thereunder, on a revolving basis, either in the form of Base Rate Loans or Eurodollar Loans. (All capitalized terms used in this description and not defined herein have the meanings contained in the Credit Agreement.) Base Rate Loans will bear interest at a daily rate of interest equal to the greater of (i) NCB’s prime rate, (ii) the Federal Funds Effective Rate plus  1/2 of 1% per annum, and (iii) the one month Adjusted Eurodollar Rate plus 2% per annum. Eurodollar Loans will bear interest at an Adjusted Eurodollar Rate, which is determined based on the one, two, three or six month LIBOR Rate (as selected by the Company), plus 25 basis points, for the duration of the period selected. All borrowings under the Line of Credit will be secured by the Company’s pledge of certain securities that are directly issued or fully guaranteed by the United States of America. The Company will pay a one-time facility fee in the amount of $12,500. The Line of Credit will expire on the earlier to occur of 364 days from the Closing Date or December 31, 2009, or upon the occurrence of certain other events as described in the Credit Agreement. A copy of the Credit Agreement is attached hereto as Exhibit 4.1.

Item 1.02	Termination of a Material Definitive Agreement.

The Credit Agreement replaced the Commercial Note: Demand Line of Credit dated December 13, 2005, with NCB, which had been previously reported by the Company on a Form 8-K dated December 13, 2005.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

See exhibit index on page 4.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2009

THE PROGRESSIVE CORPORATION

By:	/s/ Jeffrey W. Basch
Name:	Jeffrey W. Basch
Title:	Vice President and
Chief Accounting Officer

EXHIBIT INDEX

Exhibit No. Under Reg. S-K Item 601	Form 8-K Exhibit No.	Description
(4)	4.1	364-Day Secured Liquidity Credit Facility Agreement dated as of December 31, 2008, between The Progressive Corporation and National City Bank